Exhibit 99.3

For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Reiterates 2016 Operational and Financial Goals and Strategy/Structural Objectives

McLean, VA, March 17, 2016 – WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today reiterates its 2016 strategic objectives and financial goals that were recently covered on the Company’s 2015 financial results investor conference call held on March 15, 2016.

During the conference call the company enumerated several operational and financial goals for 2016 that were summarized as follows:

Operational/Financial Goals:

•	Deliver revenue growth of between 10% and 20% over fiscal year 2015 results, excluding assumed new awards from the two remaining un-served DHS BPA component agencies

•	Improving gross margin performance to over 25% of revenues by the second half of 2016 resulting from a combination of higher margin new revenues and optimized direct cost of delivery

•	Reducing sales/marketing, general and administrative expenses to 20% of revenues through a cost rationalization program and new revenue growth

Structural/Strategy Objectives:

•	Maximize new revenue from our large partner distribution channel programs

•	Accelerate penetration of un-served federal agencies, and state and local business opportunities

•	Creatively market and deliver initial task orders for the final two DHS component agencies under our DHS BPA

•	Launch a fully productized certificate-on-device™ solution featuring either internet or remote enrollment capability during the second half of 2016

•	Roll-out enhanced GUI and feature functionality for the ITMS ™ TLM platform by the end of the third quarter of 2016

•	Accelerate platform unification with 50% of our TLM customers migrated by calendar year-end 2016 to the ITMS TLM platform

•	Launch US market penetration and pipeline build of Softex data analytics and electronic bill presentment offerings

•	Explore structural or strategic options and alternatives that could accelerate the realization of incremental value to our stakeholders and shareholders

Steve L. Komar, WidePoint’s chief executive officer stated, “During our Quarterly Earnings call on March 15th, we articulated several key goals that we believe speak well and directly to our commitment to bring the Company to operational profitability later this year, as well as our desire to remain open to any and all opportunities that will help accelerate the growth of WidePoint in the years ahead. We are taking this opportunity to better communicate this information to a wider audience.”

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

###